As filed with the Securities and Exchange Commission on November 13, 2012
 Registration No. 333- ______

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMERICAN FINANCIAL GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Ohio (State or other jurisdiction of incorporation or organization)	31-1544320 (IRS Employer Identification Number)

301 East Fourth Street
Cincinnati, Ohio  45202
(513) 579-2121
(Address of Registrant’s Principal Executive Offices)

AMERICAN FINANCIAL GROUP, INC.
2005 STOCK INCENTIVE PLAN
(Full title of the plan)

Karl J. Grafe, Esq.
Vice President, Assistant General Counsel and Secretary
American Financial Group, Inc.
One East Fourth Street
Cincinnati, Ohio 45202
(513) 579-2540
Facsimile:  (513) 579-0108
 (Name, Address and Telephone Number, Including Area Code,
 of Agent for Service of Process)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Common Stock	2,500,000 shares	$38.245	$95,612,500	$13,041.55

(1)	This Registration Statement is filed for up to 2,500,000 additional shares of common stock of American Financial Group, Inc. pursuant to the 2005 Stock Incentive Plan.
(2)	Estimated solely for purposes of calculating the amount of the registration fee.
(3)	Registration fee has been calculated pursuant to Rule 457(h).

REGISTRATION OF ADDITIONAL SECURITIES
          This Registration Statement relates solely to the registration of additional securities of the same class as other securities for which registration statements on this form relating to an employee benefit plan are effective.  Pursuant to General Instruction E of Form S-8, this registration statement incorporates by reference the contents of the registration statements on Form S-8 filed by the Registrant on May 27, 2005 (File No. 333-125304) and November 4, 2010 (File No. 333-170343) with respect to Registrant’s 2005 Stock Incentive Plan.

Item 8.   Exhibits

5	Opinion of Mark A. Weiss, Esq.

10	2005 Stock Incentive Plan.

23.1	Consent of Mark A. Weiss, Esq. (contained on Exhibit 5).

23.2	Consent of Ernst & Young LLP.

24	Power of Attorney (contained on the signature page).

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Cincinnati, Ohio, on November 12, 2012.

AMERICAN FINANCIAL GROUP, INC.

By:	/s/ Carl H. Lindner III
Carl H. Lindner III
Co-Chief Executive Offic

By:	/s/ S. Craig Lindner
S. Craig Lindner
Co-Chief Executive Offic

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below whose name is preceded by an (*) hereby constitutes and appoints Karl J. Grafe and Mark A. Weiss, and each of them acting individually, his or her true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to sign any and all registration statements relating to the same offering of securities as this Registration Statement that are filed pursuant to Rule 462(b) promulgated under of the Securities Act of 1933 and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any other regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Capacity	Date
/s/Carl H. Lindner III	Director	November 12, 2012
*Carl H. Lindner III
/s/S. Craig Lindner	Director	November 12, 2012
*S. Craig Lindner
/s/John B. Berding	Director	November 12, 2012
*John B. Berding

/s/James E. Evans	Director	November 12, 2012
*James E. Evans
/s/Theodore H. Emmerich	Director	November 12, 2012
*Theodore H. Emmerich
/s/Terry S. Jacobs	Director	November 12, 2012
*Terry S. Jacobs
/s/Gregory G. Joseph	Director	November 12, 2012
*Gregory G. Joseph
/s/Kenneth C. Ambrecht	Director	November 12, 2012
*Kenneth C. Ambrecht
/s/William W. Verity	Director	November 12, 2012
*William W. Verity
/s/John I. Von Lehman	Director	November 12, 2012
*John I. Von Lehman
/s/Keith A. Jensen	Senior Vice President (Principal	November 12, 2012
*Keith A. Jensen	Financial and Accounting Officer)